UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
ON
FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR SECTION 12(g) OF THE SECURITIES ACT OF 1934

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-0999642
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

Ideal Financial Solutions 5940 S. Rainbow Blvd., Suite 3010 Las Vegas, Nevada 89119
(Address of principal executive offices & zip code)

(801) 706-7874 (Registrant’s telephone number including area code)

Securities to be registered under Section 12(b) of the Act:  N/A

Securities to be registered under Section 12(g) of the Act: Common Stock, par value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

[ ] Large Accelerated filer	[ ] Accelerated filer
[ ] Non-accelerated filer	[X] Smaller reporting company

The Registrant hereby amends the Form 10 (the “Pending Form 10”) filed by the Registrant on April 5, 2010 to request withdrawal of the Pending Form 10 prior to the statutory effectiveness date of June 4, 2010.  The Registrant has determined that it is not in a position to complete financial statements for the first quarter of 2010 and make other changes to the Pending Form 10  prior to the statutory effectiveness date.  The Registrant expects to file a new Form 10 upon its completion, update and/or amendment of all required information.  Unless and until a new Form 10 is filed and becomes effective, shareholders and investors should not rely on any the financial or other information in the Pending Form 10.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Ideal Financial Solutions, Inc.

Date: May 28, 2010	By: /s/ Steven Sunyich
Steven Sunyich, Chief Executive Officer